
Exhibit 10.18


                                                                  Execution copy
                                                                  --------------





                       SENIOR SUBORDINATED LOAN AGREEMENT

                            Dated as of May 18, 2000

                                    Between

                                SMTC CORPORATION

                                  as Borrower,

                                      and

                           THE LENDERS LISTED HEREIN
       __________________________________________________________________



                    $5,000,000 IN AGGREGATE PRINCIPAL AMOUNT
                                       OF
                     15% SENIOR SUBORDINATED NOTES DUE 2010

                             *********************
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                               TABLE OF CONTENTS
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                                                                          Page
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SECTION 1.  DEFINITIONS...................................................  1
SECTION 2.  PURCHASE AND SALE OF NOTES....................................  1
SECTION 3.  TERMS OF THE NOTES............................................  2
SECTION 4.  REPRESENTATIONS AND WARRANTIES OF LENDERS.....................  4
SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................  6
SECTION 6.  CLOSING CONDITIONS............................................  8
SECTION 7.  AFFIRMATIVE COVENANTS......................................... 10
SECTION 8.  NEGATIVE COVENANT............................................. 10
SECTION 9.  REPORTING COVENANTS........................................... 11
SECTION 10.  EVENTS OF DEFAULT............................................ 11
SECTION 11.  SUBORDINATION................................................ 13
SECTION 12.  RESTRICTIONS ON TRANSFER; LEGENDS............................ 19
SECTION 13.  MISCELLANEOUS................................................ 21

SCHEDULE I     Lenders
APPENDIX I     Definitions
EXHIBIT A      Form of PIK Note
EXHIBIT A-1    Form of Interest Note



                                      i-
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                      SENIOR SUBORDINATED LOAN AGREEMENT


     This SENIOR SUBORDINATED LOAN AGREEMENT is made as of May 18, 2000 by and among SMTC Corporation, a Delaware corporation (the "Company") and each person listed on Schedule I attached hereto (the "Lenders").

                                    RECITAL

     WHEREAS, on the Closing Date, (i) the Company shall issue to the Lenders its 15% Senior Subordinated Notes due 2010 (the "PIK Notes" and, together with the Interest Notes (as defined herein), the "Notes") in the aggregate principal amount of $5,000,000 in the form attached hereto as Exhibit A, pursuant to this Agreement and (ii) the Company shall issue to the Lenders warrants (the "Subscription Warrants") to purchase, in the aggregate, 41,666.67 units, each unit consisting of 9 shares of the Company's Class A-1 Common Stock, $0.001 per share, and 1 share of the Company's Class L Common Stock, $0.001 per share, pursuant to a Warrant Subscription Agreement dated as of May 18, 2000 among the Company and the Lenders (the "Warrant Subscription Agreement").


                                   AGREEMENT

     In consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

 SECTION 1.  DEFINITIONS.

     1.1. Certain Defined Terms. Capitalized terms used in this Agreement shall have the meanings set forth in Appendix I hereto.

 SECTION 2.  PURCHASE AND SALE OF NOTES.

     2.1. Purchase and Sale of Notes. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company hereby agrees to sell to each Lender, and by its acceptance hereof such Lender agrees to purchase from the Company for investment, at the Closing, the principal amount of PIK Notes set forth opposite the name of such Lender on Schedule I hereto.

     2.2. Purchase Price for Notes. The purchase price to each Lender for the PIK Notes purchased by it hereunder is the amount set forth opposite such Lender's name on Schedule I hereto. The Company and the Lenders agree that, for purposes of Sections 1271 through 1275 of the Code, the aggregate original purchase price of the Notes is as set forth on Schedule I and

                                      1-
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such price will be appropriately used by the Company and each Lender for financial reporting and income tax purposes.

     2.3. The Closing. The purchase and sale of the Notes shall take place at the offices of Ropes & Gray, One International Place, Boston, Massachusetts 02110, or such other location as the parties may agree, at 10:00 a.m. (Boston time) on May 18, 2000, or such later time or date as the parties hereto may mutually agree.

     2.4. Payment of Purchase Price. At the Closing, against payment of the purchase price to the Company by wire transfer of immediately available funds, the Company will deliver PIK Notes registered in the names of the Lenders in accordance with Schedule I.

     2.5. Use of Proceeds. The proceeds of the sale by the Company of the PIK Notes hereunder shall be used for general corporate purposes. No portion of the proceeds of the sale of the PIK Notes hereunder shall be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of any regulation, interpretation or ruling of the Board of Governors of the Federal Reserve System, all as from time to time in effect, refunding of any indebtedness incurred for such purpose, or making any investment prohibited by foreign trade regulations. Without limiting the foregoing, the Company agrees that in no event shall any proceeds of the sale of the PIK Notes hereunder be used in any manner which might cause the PIK Notes or the application of such proceeds to violate any of Regulations U or X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors of the Federal Reserve System, or to violate the Exchange Act, in each case as in effect as of the Closing and as of such use of proceeds.

 SECTION 3.  TERMS OF THE NOTES

     3.1.  Interest on the Notes.

           3.1.1. The PIK Notes and the Interest Notes (as defined herein) shall bear interest at a rate equal to 15% per annum on the unpaid principal amount thereof from and including the Closing Date or, in the case of an Interest Note, from and including the interest payment date on which the interest with respect to which such Interest Note is issued was due and payable, until the principal amount shall become due and payable. The PIK Notes and the Interest Notes (as defined herein) shall bear simple interest at the rate of 17% per annum on any overdue principal (including any overdue prepayment of principal, at the prepayment price specified for such prepayment, and any principal due upon acceleration) and on any overdue installment of interest (to the extent permitted by applicable law), in each case without regard to whether such payment may then be made to the Lenders under Section 11 hereof.



                                      2-

          3.1.2. Interest shall be paid with respect to the PIK Notes and the Interest Notes on the last Business Day of each March and September, commencing on the last Business Day of September 2000, through the issuance of additional notes substantially in the form attached hereto as Exhibit A-1 (the "Interest Notes"), each such Interest Note having a stated principal amount equal to the amount of interest due and payable to the respective Lender on such interest payment date.

          3.1.3. Interest on the Notes shall be computed on the basis of a 360 day year of twelve 30 day months. In computing such interest, the date or dates of the issuance of the Notes shall be included and the date or dates of payment shall be excluded, it being understood that for federal income tax purposes, the accrual period for the Notes (excluding the first accrual period) shall be a semi-annual period ending on the last Business Day of each March or September.

     3.2. Voluntary Prepayments. The Notes may be prepaid, at the Company's option, at any time and from time to time, in whole or in part.

     3.3.  Mandatory Prepayments.

          3.3.1. Immediately upon (i) the consummation of the Company's Initial Public Off.ering, or (ii) any Sale of the Company, the Company shall prepay the entire outstanding principal amount of the Notes, together with any and all accrued interest on the Notes so prepaid.

          3.3.2. All prepayments (whether voluntary or mandatory) shall include the payment of accrued and unpaid interest to, but not including, the date of such prepayment on the principal amount of the Notes so prepaid.

     3.4. Notes Prepaid in Part.

          3.4.1.  If fewer than all of the Notes are to be prepaid pursuant to
     Section 3.2, the Company shall select the Notes to be prepaid on a pro rata basis.

          3.4.2. Upon surrender of a Note that is prepaid in part, the Company shall promptly execute and deliver to the holder (at the Company's expense) a new Note equal in principal amount to the unpaid portion of the Note surrendered.

          3.4.3. Each Lender agrees that before disposing of the Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Company of the name and address of the transferee of that Note; provided, that the failure to make (or any error in the making of) a notation of the payments made under such Note or to notify the

                                      3-
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     Company of the name and address of a transferee shall not limit or otherwise affect the obligation of the Company hereunder or under such Note.

     3.5.  Manner and Time of Payment.

           3.5.1. All payments by the Company under the Notes of principal, interest, premiums and fees hereunder shall be made without defense, set off or counterclaim, and delivered to the holders of the Notes not later than 2:00 p.m. (New York time) on the date such payment is due, with such payment to be made by wire transfer or other same day funds to the respective account designated in writing by each holder of the Notes; provided that funds received by such holders after 2:00 p.m. (New York time) shall be deemed to have been paid by the Company on the next succeeding Business Day.

           3.5.2. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such additional period shall be included in the computation of the payment of interest hereunder or under the Notes.

     3.6. Payment of Notes. Without limiting any other provisions of this Agreement or the Notes, the entire unpaid principal amount of the Notes plus all accrued and unpaid interest thereon and all other amounts owed thereunder with respect thereto shall be paid in full in cash on or before the Maturity Date. Any and all payments by the Company under the Notes shall be made free and clear of and without deduction for any and all present or future Taxes. If the Company shall be required by law to deduct any taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.6) the Lenders shall receive an amount equal to the sum they would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, the Company shall furnish to the Lenders the original or certified copy of a receipt evidencing payment thereof. The Company shall indemnify and, within ten (10) days of demand therefor, pay each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 3.6) paid by such Lender, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

 SECTION 4.  REPRESENTATIONS AND WARRANTIES OF LENDERS

     Each Lender individually (but not on behalf of any other Lender) represents and warrants that:

                                      4-

     4.1. Legal Capacity; Due Authorization. Such Lender has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and that this Agreement has been duly executed and delivered by such Lender and is the legal, valid and binding obligation of such Lender enforceable against it in accordance with the terms hereof.

     4.2. Restrictions on Transfer. Such Lender has been advised that the Notes have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Lender is aware that the Company is under no obligation to effect any such registration with respect to the Notes or to file for or comply with any exemption from registration. Such Lender is purchasing the Notes to be acquired by such Lender hereunder for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act; provided, however, that except as provided in Section 12 of this Agreement, the disposition of such Lender's property shall at all times be and remain in its control.

     4.3. Knowledge and Experience. Such Lender has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and to bear the economic risk of such investment for an indefinite period of time.

     4.4. Qualified Institutional Buyer; Accredited Investor, etc. One of the following is true:

           4.4.1. Such Lender is either (i) a "qualified institutional buyer" ("QIB") as that term is defined in Rule 144A under the Securities Act or
     (ii) an "accredited investor" as that term is defined in Regulation D under the Securities Act, that is a "large institutional accredited investor" as that term is used in the staff of the Securities Exchange Commission's Squadron, Ellenoff, Pleasant & Lehrer no action letter (February 28, 1992) in each case as set forth opposite the name of such Lender on Schedule I hereto

     ; or

           4.4.2. (i) such Subscriber is not a "U.S. person" (as such term is defined in Rule 902(k) under the Securities Act) and is not acquiring any Subscription Securities for the account or benefit of a U.S. person, (ii) the offer and sale of Subscription Securities to such Subscriber has been made in an "offshore transaction" (as such term is defined in Rule 902(k) under the Securities Act), and (iii) such Subscriber agrees that he will not (a) sell any Subscription Securities unless such sale is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available


                                      5-
     exemption from registration or (b) engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

     4.5. Brokerage Fees, etc. Each Lender represents and warrants to each other party to this Agreement that no broker's, finders's or placement fee or commission will be payable to any Person alleged to have been retained by such Lender with respect to the transactions contemplated by this Agreement or the Warrant Subscription Agreement. Such Lender hereby indemnifies each such other party against and agrees that it will hold each such party harmless from any such claim, demand or liability, including reasonable attorneys' fees, for any broker's, finder's or placement fee or commission alleged to have been incurred by such indemnified party.

 SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     In order to induce each Lender to enter into this Agreement and to purchase the Notes to be purchased by such Lender hereunder, the Company represents, warrants and agrees for the benefit of each Lender that as of the Closing Date:

     5.1. Corporate Existence and Power. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified to do business in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect, and (iii) has all requisite corporate power to own its Properties and to carry on its business as now being conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under this Agreement and the Notes.

     5.2. Corporate Authority. The execution, delivery and performance by the Company of this Agreement and the Notes are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Board and stockholders of the Company.

     5.3. Binding Effect. This Agreement and each Note is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relative to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity.

     5.4. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or against any officer or director of the Company or any of its Subsidiaries which are likely to have, individually or in the aggregate, a Material Adverse Effect, or which seek to enjoin, or otherwise prevent the consummation of, the transactions contemplated by this Agreement or the Warrant Subscription Agreement or to recover any damages or obtain any

                                      6-
relief as a result of any of the transactions contemplated by this Agreement or the Warrant Subscription Agreement in any court or before any arbitrator of any kind or by any Governmental Authority.

     5.5. No Legal Obstacle to Agreements.

          5.5.1. Neither the execution and delivery of this Agreement or any other Note Document, nor the making of any borrowings hereunder, nor the consummation of any transactions referred to in or contemplated by this Agreement, the Warrant Subscription Agreement or any other Note Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease referred to in this Agreement, the Warrant Subscription Agreement or any other Note Document, has constituted or resulted in or will constitute or result in:

          5.5.1.1. any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, or of the charter or by-laws of the Company;

          5.5.1.2. the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company or any of its Subsidiaries;

          5.5.1.3. except for the Liens created under or permitted by the Credit Documents, the creation under any agreement, instrument, deed or lease of any Lien upon any of the assets of the Company or any of its Subsidiaries; or

          5.5.1.4. any redemption, retirement or other repurchase obligation of the Company or any of its Subsidiaries under any charter, by-law, agreement, instrument, deed or lease.

          5.5.2. No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the Notes, the transactions contemplated hereby or thereby or the making of any borrowing hereunder except for such of the foregoing as had been obtained or effected prior to the Closing Date.

     5.6. No Default. No event has occurred and is continuing which constitutes a Default or an Event of Default hereunder.

     5.7. Brokerage Fees, etc. No broker's, finders's or placement fee or commission will be payable to any Person alleged to have been retained by or on behalf of the Company with respect to any of the transactions contemplated by this Agreement or the Warrant Subscription


                                      7-
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Agreement. The Company hereby indemnifies each Lender against and agrees that it will hold each such party harmless from any claim, demand or liability, including reasonable attorneys' fees, for any broker's, finder's or placement fee or commission alleged to have been incurred by such indemnifying party.

     5.8. Private Offering. The Company has not, directly or indirectly, offered any of the Notes or any similar security for sale to, or solicited offers to buy any such security from, or otherwise approached or negotiated with respect thereto with, any prospective lender, other than the Lenders, each of whom was offered its Notes at private sale for investment. Assuming the accuracy of each Lender's representations, the Company has not (nor has anyone acting on its behalf) offered the Notes or any part thereof or any similar securities for issue or sale to, or solicited any offer to acquire any of the same from, anyone so as to bring the issuance and sale of any of the Notes within the provisions of Section 5 of the Securities Act or the provisions of any securities or blue sky law of any applicable jurisdiction.

     5.9. Full Disclosure. No information contained in this Agreement, any of the other Note Documents, any financial statements or other reports delivered hereunder on or prior to the date hereof or any written statement furnished by or on behalf of the Company or any of its Subsidiaries to any Lender on or prior to the date hereof pursuant to the terms of this Agreement, taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

 SECTION 6.  CLOSING CONDITIONS

     The obligation of each Lender to purchase and pay for the Notes provided for hereunder is subject to the satisfaction of the following conditions, each as of the Closing Date:

     6.1. Representations and Warranties; No Default. All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects, including, without limitation, that there shall exist no Default or Event of Default as of the Closing Date, including after giving effect to the borrowings contemplated herein.

     6.2. Delivery of Documents. The Lenders shall have received the following items, each of which shall be in form and substance reasonably satisfactory to the Lenders and, unless otherwise noted, dated the Closing Date:

          6.2.1. Executed copies of this Agreement and the Notes issued in the names of the respective Lenders as set forth on Schedule I.

          6.2.2. Resolutions of the Board approving and authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Notes and the execution, delivery and payment of the Notes, in each case, certified as of the

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

     Closing Date by the secretary or an assistant secretary of the Company as being in full force and effect without modification or amendment.

          6.2.3. Copies of a certificate of the secretary of the State of Delaware, dated a recent date prior to the Closing Date, listing the charter of the Company and any amendments thereto on file in the office of said secretary and certifying that (A) each such charter is a true and correct copy thereof, (B) such amendments are the only amendments to each such charter on file in his office, (C) the Company has paid all franchise taxes to the date of such certificate and (D) the Company is duly incorporated and in good standing under the laws of such state.

          6.2.4. A certificate of the Company, signed on its behalf by an officer duly authorized, dated the Closing Date (the statements made in which certificate shall be true on and as of such date) certifying as to
     (A) the absence of any amendment to the charter of the Company since the date of the secretary of state's certificate referred to in Section 6.2.3 above), (B) a true and correct copy of the bylaws of the Company as in effect on the Closing Date, (C) the due incorporation and good standing of the Company as a corporation organized under the laws of the jurisdiction of its incorporation and the absence of any proceeding for the dissolution or liquidation of the Company, and (D) the completeness and accuracy of the representations and warranties of the Company contained in this Agreement as of the Closing Date, including the absence of any event occurring and continuing, or resulting from the transactions contemplated by this Agreement and the Warrant Subscription Agreement, that constitutes a Default or an Event of Default.

          6.2.5. Certificates of the secretary of the Company certifying the names and true signatures of the officers of the Company executing the Note Documents.

     6.3. Corporate/Capital Structure. The Lenders shall be satisfied with the ownership, corporate and legal structure and capitalization of the Company and its Subsidiaries, including, without limitation, the terms and conditions of its and their respective charter and bylaws, the terms of the Company's and its Subsidiaries' capital stock, warrants or other securities issued by the Company or its Subsidiaries and the management of the Company and its Subsidiaries shall be acceptable to the Lenders.

     6.4. No Material Adverse Change. Nothing shall have occurred (and the Lenders shall not be aware of any facts or conditions not previously known) which the Lenders shall determine has or reasonably could be expected to have, a material adverse effect on the rights or remedies of the Lenders hereunder, or on the ability of the Company to perform its obligations with respect to this Agreement or the Notes or which has, or reasonably could be expected to have, a Material Adverse Effect.

                                      9-

     6.5. Litigation. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries or any of their respective properties pending or threatened before any court, governmental agency or arbitrator that (i) could have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, the Warrant Subscription Agreement or any Subscription Warrant, or the consummation of the transactions contemplated hereby and thereby. No order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain the Lenders from making the loans evidenced by the Notes.

     6.6. No Violation of Regulations U or X. The issuance of the Notes shall not violate Regulations U or X of the Board of Governors of the Federal Reserve Board.

 SECTION 7.  AFFIRMATIVE COVENANTS

     The Company covenants and agrees that so long as any Notes or Note Obligations remain outstanding:

     7.1. Payment of Note Obligations. The Company will duly and punctually pay the principal, interest and any other amounts owing under this Agreement and the Notes, in each case when due under the terms of this Agreement and the Notes.

     7.2. Notice of Default. The Company will provide to the Lenders, immediately upon receipt thereof, any notice of default received by it under any Credit Document. The Company will also provide to the Lenders written notice of an Event of Default.

     7.3. Performance of Other Documents; etc. The Company will comply with all of the covenants, agreements and conditions contained in this Agreement, the Warrant Subscription Agreement and the Credit Documents to which it is party.

     7.4. Further Assurances. The Company agrees that it shall, at the Company's expense and upon request of the Required Lenders, duly execute and deliver, or cause to be executed and delivered, to the Required Lenders, such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Required Lenders to carry out more effectively the provisions and purposes of this Agreement.

 SECTION 8.  NEGATIVE COVENANT.

     8.1. Amendments to Other Documents. The Company will not, and will not permit any of its Subsidiaries to, consent to or request any amendment, modification or supplement to or waiver of any provision of any of the Other Documents (other than the Credit Documents) in a manner that would reasonably be expected to affect the interests of the Lenders (each, in its capacity as a holder of Notes hereunder) materially and adversely without in each case having obtained the specific prior written consent of the Required Lenders. The Company will


                                      10-
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not, and will not permit any of its Subsidiaries to, consent to or request any amendment, modification or supplement to or waiver of any provision of the Credit Documents if the effect of such amendment, supplement, modification or waiver would be to (i) increase the aggregate principal amount of such Indebtedness in excess of the amount permitted to be incurred pursuant to the definition of Senior Indebtedness, or (ii) advance to an earlier date the scheduled maturity date(s) or scheduled payment date(s) of, any scheduled payment(s) of the principal of Senior Indebtedness.

 SECTION 9.  REPORTING COVENANTS.

     The Company covenants and agrees that so long as any Notes or Note Obligations remain outstanding:

     9.1. Information Covenants. The Company will provide to the Lenders all of the documents, financial statements, notices, certificates and other information required to be provided to the Agents under Sections 10.1 and 10.2 of the Credit Agreement as in effect on the date hereof.

     9.2. Books, records and inspections. The Company will permit any Lender to visit and inspect any of the Company's properties and the properties of each of its Subsidiaries, to examine their books of account and records, to make copies and extracts therefrom, to observe the taking of any physical inventories of their properties by them or their accountants, to discuss their affairs, finances and accounts with, and to be advised as to the same by, their officers and employees, and their independent public accountants (whose reasonable fees and expenses shall be paid by the Company), all upon reasonable prior notice (of at least one Business Day) to the Company and at such reasonable times (during normal business hours) and intervals as such Lender desires.

 SECTION 10.  EVENTS OF DEFAULT

     If one or more of the following events (herein referred to as "Events of Default") shall occur and be continuing:

     10.1. Payment Default. The Company shall fail to pay (i) any principal of the Notes when the same becomes due and payable, whether upon maturity, prepayment, acceleration or otherwise or (ii) any other amount due hereunder within 30 days after written demand therefor; or

     10.2. Acceleration of Other Indebtedness. Any default or event of default shall have occurred under any Indebtedness of the Company or any Subsidiary in excess of U.S. Five Million Dollars (US$ 5,000,000) in the aggregate resulting in the acceleration of such Indebtedness, whether by having become due and payable by its terms or by having been declared due and payable prior to its stated maturity; or

                                      11-

     10.3. Other Terms. The Company shall default in the performance or observance of any covenant, agreement or condition of this Agreement (other than those described or referred to in any other paragraph of this Section 10) and such default shall continue for more than 30 days after the first to occur of
(i) the president, chief executive officer, chief financial officer, controller or other authorized representative of the Company shall obtain actual knowledge of such default or (ii) the Company's receipt of written notice of such default from the Required Lenders; or

     10.4. Breach of Representations or Warranties. Any representation or warranty made by the Company in this Agreement or in any statement or certificate at any time given by the Company in writing pursuant hereto or in connection herewith or shall (taken as a whole) be false in any material respect on the date as of when made; or

     10.5. Involuntary Bankruptcy, Appointment of Receiver, etc. (a) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted and remain unstayed under any applicable federal or state law; or (b) an involuntary case is commenced against the Company or any of its Significant Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Significant Subsidiaries or over all or a substantial part of any of their respective properties, shall have been entered, or an interim receiver, trustee or other custodian of the Company or any of its Significant Subsidiaries for all or a substantial part of their respective properties is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Company or any of its Significant Subsidiaries, and the continuance of any such events in this clause (b) for 60 days unless dismissed, bonded, stayed, vacated or discharged; or

     10.6. Voluntary Bankruptcy, Appointment of Receiver, etc. The Company or any of its Significant Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company or any of its Significant Subsidiaries of any general assignment for the benefit of creditors; or the board of directors of the Company or any of its Significant Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing; or

                                      12-

     10.7. Judgments and Attachments. One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving a liability (to the extent not paid or fully covered by insurance) in excess of U.S. Five Million Dollars (US$ 5,000,000) for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof.

     THEN, (i) upon the occurrence of any Event of Default described in the foregoing Section 10.5 or 10.6 with respect to the Company, the unpaid principal amount of all Notes, together with accrued interest thereon, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (ii) upon the occurrence of any other Event of Default, the Required Lenders may, upon 30 days prior written notice to the Senior Lenders, and upon written notice to the Company, declare the Notes to be due and payable, whereupon the principal amount of all Notes, together with accrued interest thereon, shall automatically become immediately due and payable, such without any other notice of any kind, and without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company. In the event of a declaration of acceleration because an Event of Default pursuant to Section 10.2 above has occurred and is continuing, such declaration shall be automatically rescinded and annulled if either (a) the Senior Indebtedness is the subject of such Event of Default and the Senior Lenders have rescinded the acceleration in respect of such Senior Indebtedness or (b) the maturity of the Senior Indebtedness shall have been extended such that it is not then due and payable, or the underlying default shall have been cured.

 SECTION 11.  SUBORDINATION

     11.1. Obligations Subordinate to Senior Indebtedness. The Company covenants and agrees, and the Lenders by their acceptance of Notes, likewise covenant and agree, that all Notes shall be issued and all Note Obligations incurred hereunder subject to the provisions of this Section 11; and from and after the date hereof and until the later of (i) the prior payment in full of all Senior Indebtedness and (ii) the termination of all commitments to extend Senior Indebtedness, each Lender and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Note Obligations shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to all Senior Indebtedness from time to time outstanding; that the subordination is for the benefit of, and shall be enforceable directly by, each holder of such Senior Indebtedness, and that each holder of such Senior Indebtedness, whether now outstanding or hereafter created, assumed or guaranteed, shall be deemed to have acquired its Senior Indebtedness in reliance upon the covenants and provisions contained in this Agreement. For purposes of this Section 11 and any other subordination provisions of this Agreement or the Notes, "paid in full" or "payment in full", as such terms are used herein to describe the Senior Indebtedness, shall mean payment in full in cash or cash equivalents

                                      13-
acceptable to the holders of a majority in principal amount of the Senior Indebtedness and cash collateralization or cancellation of all letter of credit obligations.

     11.2. Payment Over of Proceeds Upon Dissolution. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, adjustment, composition or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of the Company whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company (collectively, "Bankruptcy Events"), then and in any such event:

          11.2.1. (i) All Senior Indebtedness in such proceeding shall be paid in full, or payment thereof in a form and manner satisfactory to the holders of a majority in principal amount of Senior Indebtedness (including securities issued to holders of Senior Indebtedness pursuant to such proceeding) then outstanding shall have been provided for and (ii) the Senior Lenders shall have no obligation to extend Senior Indebtedness pursuant to any Forced Commitment, before the holders of the Notes are entitled to receive any payment or distribution, whether in cash, securities or other property, on account of the Note Obligations (except for any such payment or distribution of equity or debt securities which are subordinated to at least the same extent as such Note Obligations to the payment of all Senior Indebtedness then outstanding and which, in any case, do not mature prior to the maturity of the Note Obligations).

          11.2.2. Any payment or distribution of assets of the Company or any of its Subsidiaries of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of the Notes would be entitled but for the provisions of this Section 11, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Note Obligations (but excluding any payment or distribution which the Lenders are entitled to retain pursuant to the second parenthetical clause in the foregoing paragraph 11.2.1) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Agent (or if no Agent exists, to the holders of such Senior Indebtedness or their representative or representatives) or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest on, and other monetary obligations in respect of, such Senior Indebtedness until (i) all such Senior Indebtedness has been paid in full and (ii) the Senior Lenders shall have no obligation to extend Senior Indebtedness pursuant to any Forced Commitment. If any payment or distribution is paid over pursuant to the provisions of

                                      14-
     the immediately preceding sentence at any time when there is no Senior Indebtedness outstanding, such payment or distribution shall be held as collateral for the repayment of any Senior Indebtedness required to be funded pursuant to a Forced Commitment, and any remainder shall be paid to the holders of the Notes promptly upon the expiration or termination of such Forced Commitment.

          11.2.3. In the event that, notwithstanding the foregoing provisions of this Section 11.2, the holders of the Notes shall have received any such payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of any other Indebtedness being subordinated to the payment of the Note Obligations (but excluding any payment or distribution which the Lenders are entitled to retain pursuant to the second parenthetical clause in the foregoing paragraph 11.2.1) before (i) all such Senior Indebtedness is paid in full or payment thereof in a form and manner satisfactory to the holders of at least a majority in principal amount of Senior Indebtedness (including securities issued to holders of Senior Indebtedness pursuant to such proceeding) then outstanding shall have been provided for, and (ii) the Senior Lenders shall have no obligation to extend Senior Indebtedness pursuant to any Forced Commitment, then and in such event such payment or distribution shall be held in trust by such Lender for the benefit of the holders of Senior Indebtedness, and shall forthwith be paid over and delivered forthwith to the Agent for application to the Senior Indebtedness until (a) all such Senior Indebtedness is paid in full after giving effect to any concurrent payment or distribution on account of such Senior Indebtedness to or for the holders of such Senior Indebtedness and (b) the Senior Lenders shall have no obligation to extend Senior Indebtedness pursuant to any Forced Commitment. If any payment or distribution is paid over pursuant to the provisions of the immediately preceding sentence at any time when there is no Senior Indebtedness outstanding, such payment or distribution shall be held as collateral for the repayment of any Senior Indebtedness required to be funded pursuant to a Forced Commitment, and any remainder shall be paid to the holders of the Notes immediately upon the expiration or termination of such Forced Commitment.

          11.2.4. The Agent (or, if none, the holders of a majority in principal amount of Senior Indebtedness) under the Credit Agreement shall have the right to request the holders of the Notes to file and, in the event a Lender fails to do so within 10 days prior to any deadline fixed in such proceeding for the filing of such a claim, is hereby authorized (but not obligated) to file a proof of claim in the form required in any Bankruptcy Event for and on behalf of that holder, to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Note Obligations (other than any payment or distribution which the Lenders are entitled to retain pursuant to the second parenthetical clause in the foregoing paragraph 11.2.1) until all the Senior Indebtedness then outstanding has been paid in full and to take such other action as may be reasonably necessary to effectuate the foregoing.

                                      15-

     Each Lender shall provide to the Agent (or such Senior Lenders) all information and documents reasonably necessary to present claims or seek enforcement as aforesaid.

          11.2.5. If, notwithstanding the provisions of this Agreement, there shall occur any consolidation of the Company with, or any merger of the Company into, another corporation or the liquidation or dissolution of the Company following any conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation, such consolidation, merger or liquidation, to the extent permitted under the terms of any outstanding Senior Indebtedness, or permitted by the holders thereof, shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section 11.2.

     11.3.  No Payment in Certain Circumstances.

           11.3.1. In the event that (i) the Company shall fail to pay when due, upon acceleration or otherwise, any principal or interest or other monetary obligation with respect to Senior Indebtedness of the Company (a "Payment Default") which Payment Default shall not have been cured or waived, or
     (ii) any Credit Party shall fail to comply with any of the other covenants applicable to it contained in the Credit Documents, which default shall not have been cured or waived (a "Covenant Default"), and the Company receives written notice of such Covenant Default from the Agent which expressly states that it is a "blockage notice" (a "Blockage Notice"), then no payment or distribution (in cash, property, securities or otherwise) (other than (a) the issuance of Interest Notes in respect of interest payable under the PIK Notes or the Interest Notes and (b) the payment of any amount that does not exceed the value of any cash, property or securities paid to the Company to purchase additional equity subsequent to the date hereof) shall be made by, or on behalf of, the Company on account of the Note Obligations (x) in the case of any Payment Default, unless and until such Senior Indebtedness shall have been paid in full or until such Payment Default shall have been cured or waived, or (y) in the case of any such Covenant Default, from the date the Company shall have received such Blockage Notice until the earlier of (1) 179 days after such date and (2) the date, if any, on which the Senior Indebtedness to which such Covenant Default relates is paid in full and all commitments to extend Senior Indebtedness have been terminated, or such Covenant Default is waived by the required percentage of holders of such Senior Indebtedness or otherwise cured (a "Blockage Period"); and, upon the termination of such Blockage Period, any amounts which have become due and payable under the Notes or under this Agreement with respect to the Note Obligations before or during such Blockage Period (including, if applicable, interest at a default rate from and after the date on which any payment of principal or interest would have been payable if not for operation of this Section 11) shall be immediately due and payable (subject to the provisions of this Section 11); provided, that (A) only one Blockage Notice may be given in any 360-day period, and

                                      16-

     (B) no Covenant Default that previously served as the basis for a Blockage Notice or that was in existence during a prior Blockage Period may serve as the basis for a Blockage Notice unless such Covenant Default was subsequently cured or waived for a period of at least 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to any event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          11.3.2. In the event that any payment shall be received by any Lender which is prohibited by the foregoing provisions of this Section 11.3, then and in such event such payment shall be held in trust by such Lender for the benefit of the holders of Senior Indebtedness, and shall forthwith be paid over and delivered forthwith to the Agent for application to the Senior Indebtedness. The provisions of this Section 11.3 shall not apply to any payment with respect to which Section 11.2 would be applicable.

     11.4. Payments Otherwise Permitted. Nothing contained in this Section 11 or elsewhere in this Agreement or in the Notes shall prevent the Company, at any time except as otherwise expressly provided in this Section 11 from making payments at any time of principal of and interest on the Notes or any other amount payable by the Company under the Notes or this Agreement with respect to the Note Obligations.

     11.5. Subrogation to Rights of Holders of Senior Indebtedness. Subject to the prior payment in full of all Senior Indebtedness, the Lenders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness until the principal of and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Lenders would be entitled except for the provisions of this Section 11, and no payments over pursuant to the provisions of this Section 11 to the holders of such Senior Indebtedness by the Lenders shall, as among the Company, its creditors (other than holders of such Senior Indebtedness) and the Lenders be deemed to be a payment or distribution by the Company to or on account of such Senior Indebtedness.

     11.6.  Provisions Solely to Define Relative Rights.  The provisions of this
Section 11 are and are intended solely for the purpose of defining the relative rights of the holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section 11 or elsewhere in this Agreement or in the Notes is intended to or shall (i) impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Lenders, the obligation of the Company, which is absolute and unconditional, to pay to the Lenders the principal of, and premium and interest on, and any other amount payable by the Company under, the Notes or this Agreement as and when the same shall become due and payable in accordance with its terms; or (ii) affect the relative

                                      17-
rights against the Company of the Lenders and its creditors (other than the holders of Senior Indebtedness); or (iii) prevent the Lenders from accelerating the Notes and exercising all other remedies otherwise permitted by applicable law upon default under this Agreement, in each case subject to the 30 day notice requirement provided in Section 10 hereof, and to the rights, if any, under this
Section 11 of the holders of Senior Indebtedness with respect to the turnover of assets (whether in the form of cash, Property or securities) received upon the exercise of any such remedy.

     11.7. Effect of Failure to Pay Note Obligations. The fact that failure to make any payment on account of the Note Obligations is by reason of the operation of any provision of this Section 11 shall not be construed as preventing the occurrence of an Event of Default under this Agreement.

     11.8. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of Senior Indebtedness may at any time and from time to time, without the consent of or notice to the Lenders, without incurring responsibility to the Lenders and without impairing or releasing the subordination provided in this Section 11 or the obligations hereunder of the Lenders to the holders of Senior Indebtedness, do any one or more of the following: (i) (subject to the provisions of Section 8.19) change the manner, place or terms of payment or extend the time of payment of, or renew, amend, modify, supplement or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising or waiving any rights, powers or remedies against the Company or any other Person.

     11.9. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Section 11, the Lenders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Lenders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 11.

                                      18-

     11.10. Reinstatement. The provisions of this Section 11 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the occurrence of a Bankruptcy Event or otherwise, all as though such payment had not been made.

     11.11. Amendment. The subordination provisions of this Section 11 (including the definitions used in this Section 11) are solely for the benefit of the holders of the Senior Indebtedness and may not be rescinded, canceled, amended or modified in any way without the prior written consent of the holders of at least a majority in principal amount of the Senior Indebtedness to be affected by such rescission, cancellation, amendment or modification.

     11.12. Remedies. The holders of Senior Indebtedness shall be entitled to enforce their rights under this Section 11 specifically, to recover damages by reason of any breach of any provision of this Section 11 and to exercise all other rights existing in their favor. The Lenders acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Section 11 and that holders of Senior Indebtedness may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Section 11.

 SECTION 12.  RESTRICTIONS ON TRANSFER; LEGENDS.

     12.  Assignments of Notes.

          12.1.1. The Lenders shall have the right at any time, to sell, assign, transfer or negotiate all or any part of its Notes to one or more Persons, and may grant participations in all or any part of the Notes or the loans evidenced thereby to one or more Persons; provided, however, that no such assignment or sale of participations may be made if the effect of such assignment is to subject the Company to tax withholding or payment obligations pursuant to Section 3.6 hereof. In the case of any sale, assignment, transfer or negotiation of all or part of the Notes authorized under this Section 12.1 (but not in the case of a participation), the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Lender with respect to such Note or the loans evidenced thereby.

          12.1.2. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Notes and for the transfer of the same. Upon surrender for registration of transfer of any such Notes at the principal office of the Company, the Company shall, at its expense, promptly execute and deliver one or more new Notes of like tenor and of a like principal amount, registered in the

                                      19-
     name of such transferee or transferees and, in the case of a transfer in part, a new Note in the appropriate amount registered in the names of such transferor.

          12.1.3. In connection with any sales, assignments or transfers of any Note, the transferor shall give notice to the Company and the Agent of the identity of such parties and obtain agreements from the transferees that all nonpublic information given to such parties pursuant to this Agreement will be held in strict confidence pursuant to a confidentiality agreement reasonably satisfactory to the Company.

          12.1.4. While the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, make available to the Lenders in connection with any sale thereof and, subject to the provisions of Section 15(d) of the Exchange Act, any prospective purchaser of Notes in each case as soon as is reasonably practicable upon written request of such holder, the information specified in, and meeting the requirements of Rule 144A under the Securities Act.

     12.2. Restrictive Legend. Each Note shall bear legends in substantially the following form:

     "THIS NOTE WAS ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED."

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON May 18, 2000 IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT."

     12.3. Termination of Restrictions. The restrictions imposed by Section 12.2 hereof upon the transferability of the Notes shall cease and terminate as to the Notes (i) when, in the opinion of Ropes & Gray or other counsel reasonably acceptable to the Company, such restrictions are no longer required in order to assure compliance with the Securities Act or (ii) when such Notes shall have been registered under the Securities Act or transferred pursuant to Rule 144 thereunder. Whenever such restrictions shall cease and terminate as to any Notes or such Notes shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, replacement Notes not bearing the legend set forth in Section 12.2 hereof.

                                      20-

     12.4. Note Legend relating to Subordination. Each Note shall bear a legend in substantially the following form:

          "THIS NOTE IS SUBORDINATED TO AND JUNIOR IN RIGHT OF PAYMENT TO PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS AS DEFINED IN THE SENIOR SUBORDINATED LOAN AGREEMENT DATED AS OF May 18, 2000 AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME (THE "AGREEMENT"). TO THE EXTENT, AND IN THE MANNER PROVIDED IN THE AGREEMENT."

     12.5. Note Legend relating to Original Issue Discount. Each Note shall bear a legend in substantially the following form:

          "THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. UPON WRITTEN REQUEST TO THE VICE PRESIDENT, FINANCE AND ADMINISTRATION, SMTC CORPORATION, 635 HOOD ROAD, MARKHAM, ONTARIO, CANADA, L3R 4N6, INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WILL BE MADE AVAILABLE."

 SECTION 13.  MISCELLANEOUS

     13.1 Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to promptly pay (i) all the actual and reasonable costs and expenses of preparation of this Agreement and related documents and all costs of furnishing all opinions by counsel for the Company (including, without limitation, any opinions requested by the Lenders as to any legal matters arising hereunder), and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, and (ii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees) incurred by the Lenders in enforcing any obligations of or in collecting any payments due hereunder or under the Notes by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a workout, or any insolvency or bankruptcy proceedings. The fees, costs, expenses and disbursements set forth in Clause
(i) of this Section 13.1 shall be paid by the Company on the Closing Date.

     13.2 Indemnity. In addition to the payment of expenses pursuant to Section 13.1, whether or not the transactions contemplated hereby shall be consummated, the Company (as "Indemnitor") agrees to indemnify, pay and hold the Lenders, and the officers, directors, employees, agents, and Affiliates of the Lenders (collectively called the "Indemnitees") harmless from and against any and all other liabilities, costs, expenses liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one
                                      21-
counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the Notes or the other documents related to the transactions, the Lenders' agreement to purchase the Notes or the use or intended use of the proceeds of any of the proceeds thereof to the Company (the "Indemnified Liabilities"); provided, that the Indemnitor shall not have any obligation to an Indemnitee hereunder with respect to an Indemnified Liability to the extent that such Indemnified Liability arises from the gross negligence or willful misconduct of that Indemnitee. Each Indemnitee shall give the Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided, that any failure to give such notice shall not affect the obligations of the Indemnitor unless (and then solely to the extent) such Indemnitor is prejudiced. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which they are responsible for indemnification hereunder (provided that the Indemnitor will not settle any such claim without (i) the appropriate Indemnitee's prior written consent which consent shall not be unreasonably withheld or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim) so long as in any such event the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the Indemnitee, the Indemnitor is responsible to the Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided, that the Indemnitor shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee there are one or more material defenses available to the Indemnitee which are not available to the Indemnitor; provided further, that with respect to any claim as to which the Indemnitee is controlling the defense, the Indemnitor will not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 13.2 that is effected without its prior written consent. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnities or any of them.

     13.3. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement, shall in any event be effective without the written consent of the Required Lenders and the Company; provided that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender, do any of the following: (a) increase the Lenders' obligations hereunder or subject the Lenders to any additional obligations; or
(b) reduce the principal of, or interest on the Notes or any fees, premiums or other amounts payable hereunder; or (C) postpone any date fixed for any payment of principal of, or premium or interest on, the Notes or any fees or other amounts payable hereunder (other than as a result of waiving a prepayment required under Section 3.3 or a Default or Event of


                                      22-

Default giving rise to a right of acceleration, which shall each be by written consent of the Required Lenders), or (d) amend this Section 13.3. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 13.3 shall be binding upon each holder of the Notes at the time outstanding and each future holder thereof.

     13.4. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

     13.5. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

If to the Company:

     SMTC Corporation
     c/o SMTC Manufacturing Corporation of Colorado
     12520 Grant Street
     Thornton, CO 80241
     Attention:  President
     Telecopier No.: (303) 280-2947

     With a copy to:

     Ropes & Gray
     One International Place
     Boston, Massachusetts  02110
     Attention:  Alfred O. Rose, Esq.
     Telecopier No.: (617) 951-7050
                                      23-

If to Lenders, to the address
set forth in Schedule I

     With a copy to:

     Ropes & Gray
     One International Place
     Boston, Massachusetts  02110
     Attention:  Alfred O. Rose, Esq.
     Telecopier No.: (617) 951-7050

     With copies to:
     --------------

     Dr. Richard J. Haas Partners
     Dukes Court
     32 Duke Street St. James's
     London SW1Y 6DF
     England
     Attention: Robert Haas, Michael Russell and Robert Peeler

     Telephone:  44-207-321-5200
     Facsimile:  44-207-321-5242

     Barnard & Co., LLC
     590 Madison Avenue, 37th Floor
     New York,  NY 10022
     Attention: Joel Koblentz

     Telephone:  212-750-3490
     Facsimile:  212-750-3473

     Greenberg Traurig, LLP
     The Tabor Center
     1200 17th Street, Suite 880
     Denver, Colorado 80202
     Attention: Mark L. Heimlich, Esq.

     Telephone:  303-572-6500
     Facsimile:  303-572-6540

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party; provided that the failure to deliver copies of notices as indicated above shall not affect the validity of any notice. Any such

                                      24-
communication shall be deemed to have been received when delivered or refused, if personally delivered, sent by nationally recognized overnight courier, sent via facsimile, or sent by certified or registered mail. Unless and until otherwise directed in writing by the Agent (or, if no Agent exists, by a majority of the Senior Lenders), all notices to the Senior Lenders shall be delivered in writing as follows:

     Lehman Commercial Paper Inc.
     3 World Financial Center
     New York, New York 10285
     Attention: Michael O'Brien
     Telecopy:   (212) 528-0819
     Telephone: (212) 526-0437

     With a copy to:

     The Bank of Nova Scotia
     International Banking Division
     Loan Administration and Agency Services
     44 King Street West
     14/th/ Floor
     Toronto, Ontario
     Canada M5H 1H1
     Attention: Nancy Buccat
     Telecopy:   (416) 866-5991
     Telephone: (416) 866-6471

     13.6.  Survival of Warranties and Certain Agreements.

            13.6.1. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the execution and delivery of the Notes, and shall continue (but, with respect to representations and warranties, such representations and warranties are made only as of the Closing Date) until the repayment of the Notes and the Note Obligations in full; provided, that if all or any part of such payment is set aside, the representations and warranties contained herein shall continue as if no such payment had been made.

            13.6.2. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 13.1 and 13.2 shall survive the payment of the Notes and the termination of this Agreement.

     13.7. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Lender in the exercise of any power, right or privilege hereunder or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any

                                      25-
default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the Notes are cumulative to and not exclusive of, any rights or remedies otherwise available.

     13.8. Severability. If and to the extent that any provision in this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement or of the other obligations of the Company under such provisions, or of such provision or obligation in any other jurisdiction, or of such provision to the extent not invalid, illegal or unenforceable shall not in any way be affected or impaired thereby.

     13.9. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     13.10. Applicable Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware without regard to the principles of conflicts of laws.

     13.11. Successors and Assigns. Subsequent Holders. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. The terms and provisions of this Agreement and all certificates delivered pursuant hereto shall inure to the benefit of any assignee or transferee of the Notes, to the extent the assignment is permitted hereunder, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The Company's rights or any interest therein or hereunder may not be assigned without the written consent of the Required Lenders.

     13.12. Consent to Jurisdiction and Service of Process. All judicial proceedings brought against the Company with respect to this Agreement or any Notes may be brought in any State or Federal Court of competent jurisdiction in the State of Delaware and by execution and delivery of this Agreement the Company accepts for itself and in connection with its properties, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement subject, however, to rights of appeal. The Company hereby designates and appoints Corporation Service Company, 1013 Centre Road, Wilmington, County of New Castle, Delaware 19801, and such other persons as may hereafter be selected by the Company irrevocably agreeing in writing to serve as its agent to receive on its behalf, service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Company to be effective and binding service in every respect. A copy of such process so served shall be sent by air courier to the Company at its address provided in
Section 13.6,

                                      26-
except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Company refuses to accept service, the Company hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Company in the courts of any other jurisdiction.

     13.13. Waiver of Jury Trial. The Company hereby waives, to the full extent permitted by applicable law, trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement or any other document or the validity, protection, interpretation, collection or enforcement thereof. Notwithstanding anything contained in this Agreement to the contrary, no claim may be made by the Company against any Lender for any lost profits or any special, indirect or consequential damages in respect of any breach or wrongful conduct (other than willful misconduct constituting actual fraud) in connection with, arising out of or in any way related to the transactions contemplated hereunder or under the other documents, or any act, omission or event occurring in connection therewith; the Company hereby waives, releases and agrees not to sue upon any such claim for any such damages. The Company agrees that this Section 13.13 is a specific and material aspect of this Agreement and acknowledges that the Lenders would not extend to the Company any monies hereunder if this Section 13.13 were not part of this Agreement.

     13.14. Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by the Company and the Lenders.

     13.15. Entirety. This Agreement and the Other Documents embody the entire agreement among the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

                                      27-

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the respective duly authorized officers of the undersigned and by the undersigned as of the date first written above.

                                      SMTC CORPORATION

                                          /s/ Richard Smith
                                      By:________________________________
                                         Name: Richard Smith
                                         Title: Vice President, Finance and
                                         Administration


                                      BAIN CAPITAL FUND, VI L. P.

                                      By: Bain Capital Partners VI, L. P..,
                                          its general partner

                                      By: Bain Capital Investors VI, Inc.
                                          its general partner

                                          /s/ Paul B. Edgerley
                                      By: ______________________________
                                         Name: Paul B. Edgerley
                                         Title: Managing Director

                                      BCIP ASSOCIATES II
                                      BCIP ASSOCIATES II-B
                                      BCIP ASSOCIATES II-C

                                      By: Bain Capital, Inc.
                                          their Managing Partner

                                          /s/ Paul B. Edgerley
                                      By: ______________________________
                                          Name: Paul B. Edgerley
                                          Title: Managing Director


                                      28-

                            GENERAL ELECTRIC CAPITAL CORPORATION

                                /s/ John Goodwin
                            By: ____________________________________
                                Name: John Goodwin
                                Title: Duly Authorized Signatory


                            CELERITY PARTNERS III, L. P.

                            By: Celerity Management Co., Inc.
                                their Attorney-in-Fact

                                /s/ Stephen E. Adamson
                            By: _________________________________
                                Name: Stephen E. Adamson
                                Title: President


                            VENTEURA LIMITED

                                /s/ Albin A. Johann
                            By: ________________________________
                                Name: Albin A. Johann
                                Title: Director


                            P. N. WALKER CONSULTING, INC.

                                 /s/ Paul Walker
                            By: __________________________________
                                Name: Paul Walker
                                Title: President


                            NICHAL INC.

                                /s/ Derek D'Andrade
                            By: __________________________________
                                Name: Derek D'Andrade
                                Title: President

                            /s/ Philip Woodard
                            _____________________________________
                            Philip Woodard

                                      29-

                    KILMER ELECTRONICS GROUP LIMITED

                        /s/ Michael Griffiths
                    By: ____________________________________
                    Name: M. Griffiths
                    Title: Secretary-Treasurer

                                      30-

                                  SCHEDULE I
                                  ----------

                                    LENDERS
                                    -------


----------------------------------------------------------------------------------------------------
                LENDER                    PRINCIPAL      PURCHASE        QIB, LARGE INSTITUTIONAL
                ------                     AMOUNT          PRICE        ACCREDITED INVESTOR, OR
                                           ------          -----             NON-U.S. PERSON
                                                                             ---------------
----------------------------------------------------------------------------------------------------
Bain Capital Fund VI, L.P.              $1,081,051.79  $1,081,051.79  Qualified Institutional Buyer
Bain Capital, Inc.
Two Copley Place, 7/th/ Floor
Boston, MA 02116
Attn:
----------------------------------------------------------------------------------------------------
BCIP Associates II                      $  394,345.75  $  394,345.75  Qualified Institutional Buyer
Bain Capital, Inc.
Two Copley Place, 7/th/ Floor
Boston, MA 02116
Attn:
----------------------------------------------------------------------------------------------------
BCIP Associates II-B                    $   66,054.32  $   66,054.32  Large Institutional
Bain Capital, Inc.                                                    Accredited
Two Copley Place, 7/th/ Floor                                         Investor
Boston, MA 02116
Attn:
----------------------------------------------------------------------------------------------------
BCIP Associates II-C                    $   48,330.24  $   48,330.24  Large Institutional
Bain Capital, Inc.                                                    Accredited
Two Copley Place, 7/th/ Floor                                         Investor
Boston, MA 02116
Attn:
----------------------------------------------------------------------------------------------------
Celerity Partners III, L.P.             $  958,520.55  $  958,520.55  Large Institutional
Celerity Management Co., Inc.                                         Accredited
11111 Santa Monica Boulevard                                          Investor
Suite 1127
Los Angeles, CA 90025
Attn:   Stephen Adamson
----------------------------------------------------------------------------------------------------
Venteura Limited
c/o Jura Trust                          $  309,860.77  $  309,860.77  Non-U.S. Person
Mitteldorf  1
Vaduz, Liechtenstein, FL-9490
Attention:  Albin A. Johann

Telephone:  41-75-237-7575
Facsimile:  41-75-232-1362
----------------------------------------------------------------------------------------------------

                                      31-

----------------------------------------------------------------------------------------------------
                LENDER                    PRINCIPAL      PURCHASE        QIB, LARGE INSTITUTIONAL
                ------                     AMOUNT          PRICE        ACCREDITED INVESTOR, OR
                                           ------          -----             NON-U.S. PERSON
                                                                             ---------------
----------------------------------------------------------------------------------------------------
Kilmer Electronics Group Limited        $  909,605.75  $  909,605.75  Non-U.S. Person
Kilmer Van Nostrand Co. Limited
50 Ashwarren Road
Downsview, Ontario, Canada M3J 1Z5
Attention:  Michael Griffiths
----------------------------------------------------------------------------------------------------
P. N. Walker Consulting                 $  529,190.68  $  529,190.68  Non-U.S. Person
c/o SMTC Corporation
635 Hood Road
Markham, Ontario, Canada L3R 4N6
----------------------------------------------------------------------------------------------------
Nichal Inc.                             $  529,190.68  $  529,190.68  Non-U.S. Person
c/o SMTC Corporation
635 Hood Road
Markham, Ontario, Canada L3R 4N6
----------------------------------------------------------------------------------------------------
Philip Woodard                          $  101,694.84  $  101,694.84  Non-U.S. Person
c/o SMTC Corporation
635 Hood Road
Markham, Ontario, Canada L3R 4N6
----------------------------------------------------------------------------------------------------
General Electric Capital Corporation    $   72,154.62  $   72,154.62  Qualified Institutional Buyer
100 California Street
10th Floor
San Francisco,  CA 94111
Attn:  SMTC Account Manager
----------------------------------------------------------------------------------------------------

Lenders' Total Principal Amount:    $5,000,000.00


Lenders' Total Purchase Price:  $5,000,000.00

                                      32-

                                   APPENDIX I

                     TO SENIOR SUBORDINATED LOAN AGREEMENT

     "Affiliate" means as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Agreement" means the Senior Subordinated Loan Agreement dated as of May 18, 2000 between the Company and the Lenders party thereto, as from time to time in effect, of which this Appendix is a part.

     "Agent" means any Person named, appointed or otherwise acting as agent or representative of the Senior Lenders pursuant to the Credit Agreement.

     "Bankruptcy Code" means the United States Bankruptcy Code and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

     "Bankruptcy Events" has the meaning set forth in Section 11.2 of the Agreement.

     "Blockage Notice" has the meaning set forth in Section 11.3.1 of the Agreement.

     "Blockage Period" has the meaning set forth in Section 11.3.1 of the Agreement.

     "Board" means the Board of Directors of the Company.

     "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in New York, New York are authorized or required by law or other governmental action to close.

     "Closing" has the meaning set forth in Section 2.3 of the Agreement.

     "Closing Date" means the date upon which the conditions precedent to the purchase and sale of the Notes from the Company shall have been satisfied and the Notes have been purchased by the Lenders in accordance with the Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Company" has the meaning set forth in the preamble to the Agreement.

     "Covenant Default" has the meaning set forth in Section 11.3.1 of the Agreement.

     "Credit Agreement" means the Credit and Guarantee Agreement, dated as of July 28, 1999, among the Company, HTM Holdings, Inc., a Delaware corporation, The Surface Mount Technology Centre, Inc., a corporation organized under the laws of the Province of Ontario, Canada, the Lenders (as defined therein), Lehman Brothers Inc., The Bank of Nova Scotia, Lehman Commercial Paper Inc.

                                      33-
and General Electric Capital Corporation, together with any schedules, exhibits, appendices or other attachments thereto, all as the same may be amended, restated, extended, renewed, supplemented, refinanced, replaced or otherwise modified from time to time (including, without limitation, by increasing the amount of available borrowings thereunder or adding any direct or indirect Subsidiaries of the Company as additional borrowers or guarantors thereunder) and whether by the same or any other agent, lender or group of lenders.

     "Credit Documents" means, collectively, the Credit Agreement, the related security agreements, guarantees, pledge agreements, notes and the other documents at any time executed in connection therewith, and each other document or instrument executed by the Company, or any other obligor under any such documents, including any schedules, exhibits, appendices or other attachments thereto.

     "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Documents" means the Credit Documents, the Note Documents, the Warrant Subscription Agreement, the Subscription Warrants, and all documents, certificates and agreements delivered with respect thereto, in each case, together with any schedules, exhibits, appendices or other attachments thereto.

     "Event of Default" has the meaning set forth in Section 10 of the Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended (and any successor statute).

     "Forced Commitment" means any obligation of the Senior Lenders to make loans pursuant to any commitment under the Credit Agreement as in effect immediately prior to any Bankruptcy Event which is imposed involuntarily on the Senior Lenders by the court exercising jurisdiction over any proceeding in connection with any Bankruptcy Event notwithstanding any provisions of the Credit Agreement which provide that all commitments of the Senior Lenders to make any loans under the Credit Agreement may terminate upon the occurrence of a Bankruptcy Event.

     "Governmental Authority" means any federal, state, provincial, municipal, local or foreign government, authority, instrumentality, department commission, board, bureau, agency or court.

     "Indemnified Liabilities" has the meaning set forth in Section 13.2 of the Agreement.

     "Indebtedness" means for any Person, all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business and consistent with past custom and practice including with respect to quantity, frequency and timing), (iv) under capital leases or (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

     "Indemnitees" has the meaning set forth in Section 13.2 of the Agreement.

                                      34-

     "Indemnitor" has the meaning set forth in Section 13.2 of the Agreement.

     "Initial Public Offering" means the initial public offering and sale of the Company's common stock for cash pursuant to an effective registration statement on Form S-1 under the Securities Act (or any successor form under the Securities
Act).

     "Interest Notes" has the meaning set forth in Section 3.1.2 of the Agreement.

     "Lenders" has the meaning set forth in the preamble to the Agreement, and shall mean and include the Lenders and any assignees of the Notes pursuant to
Section 12 of the Agreement. "Lender" shall mean any of the Lenders, individually.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest of any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, in each case, for the purpose of securing any obligation of any Person (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, prospects or financial or other condition of the Company and its Subsidiaries, (b) the Company's ability to pay any of the Notes in accordance with the terms of the Note Documents, or (c) the Lenders' rights and remedies under the Note Documents.

     "Maturity Date" means May 18, 2010 with respect to the PIK Notes and the Interest Notes.

     "Maximum Accrual" has the meaning set forth in Section 3.3.3 of the Agreement.

     "Note" and "Notes" has the meaning set forth in the recitals to this Agreement and shall mean and include any Notes issued pursuant to Section 3.1.2 or 12.1 of the Agreement.

     "Note Documents" shall mean, collectively, the Agreement and the Notes.

     "Note Obligations" mean any and all obligations of the Company under or in connection with the Agreement or the Notes, including, without limitation, the obligation to pay principal, interest, expenses, attorneys' fees and disbursements, indemnities and other amounts payable thereunder or in connection therewith or related thereto, as well as any claim for rescission, restitution or other damages in connection therewith.

     "Other Documents" means the Documents other than the Note Documents.

     "Payment Default" has the meaning set forth in Section 11.3.1 of the Agreement.

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity.

                                      35-

     "PIK Notes" has the meaning set forth in the recitals to the Agreement.

     "Post-Petition Interest" means interest accruing in respect of Senior Indebtedness after commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against the Company at the rate applicable to such Senior Indebtedness pursuant to the terms of the Credit Documents or other applicable documents, whether or not such interest is allowed as a claim enforceable against the Company in any such proceeding.

     "Property" means all types of real, personal, mixed, tangible and intangible property.

     "Required Lenders" means the holders of more than 50% of the aggregate principal amount of the Notes then outstanding.

     "Revolving Credit Commitment" has the meaning set forth in the Credit Agreement.

     "Sale of the Company" means (a) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the stockholders of the Company as of the date hereof (and their Permitted Transferees, as defined in the Stockholders Agreement) will have the direct or indirect power to elect a majority of the members of the Board, (b) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, the stockholders of the Company as of the date hereof (and their Permitted Transferees, as defined in the Stockholders Agreement) shall own less than 25% of the Company's common stock on a fully diluted basis (assuming the exercise of all outstanding options and warrants and the conversion of all outstanding convertible securities), or (c) the acquisition of all or substantially all of the Company's assets by any Person, unless immediately after giving effect thereto the stockholders of the Company as of the date hereof (and their Permitted Transferees, as defined in the Stockholders Agreement) will have the direct or indirect power to elect a majority of the members of such acquiring Person's board of directors.

     "Securities Act" means the Securities Act of 1933, as amended (and any successor statute).

     "Senior Indebtedness" means all obligations of the Company now or hereafter incurred pursuant to the Credit Documents (including, without limitation, any refinancing, refunding, renewal, extension or replacement thereof), including, without limitation, for principal, letter of credit obligations, premium (if any), interest (at the default rate or otherwise, and including Post-Petition Interest), fees or expenses payable thereon or pursuant thereto; provided that the aggregate principal amount of Senior Indebtedness at any time outstanding shall not exceed an amount equal to (x) $162.5 million minus (y) the total amount of any principal payments and prepayments made on or before such date on the Term Loans or made on the Revolving Credit Commitments which, with respect to the Revolving Credit Commitments, would permanently reduce the commitments of the holders of Senior Indebtedness under the terms of the Credit Documents as in effect on the date hereof.

     "Senior Lenders" means the lenders (together with their successors and assigns) signatory to the Credit Agreement from time to time, together with any other holder of Senior Indebtedness.

                                      36-

     "Significant Subsidiary" means any Subsidiary of the Company whose assets or revenues, respectively, constitute 10% or more of the aggregate assets or revenues, as applicable, of the Company and its Subsidiaries, taken as a whole.

     "Stockholders Agreement" means the Stockholders Agreement dated as of July 30, 1999 among the Company and certain holders of the Company's outstanding capital stock, and as such Stockholders Agreement may hereafter from time to time be amended, modified or supplemented in accordance with its terms.

     "Subscription Warrants" has the meaning set forth in the recitals to the Agreement.

     "Subsidiary" means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

     "Taxes" means any United States or Canadian federal, state, provincial, local or any other foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (pursuant to Section 59A of the Code or otherwise), custom duties, capital stock, franchise, employee's income withholding, foreign withholding, social security (or its equivalent), unemployment, disability, real property, personal property, sales, use, transfer, value added, registration, capital, employment, employer health, goods and services, land transfer, Canada Pension Plan, alternative or add-on minimum, estimated or other tax or government charge, including any interest, penalties or additions to tax or government charge in respect of the foregoing, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other person in respect of the foregoing.

     "Term Loans" has the meaning set forth in the Credit Agreement.

     "Unpaid Accrued OID" has the meaning set forth in Section 3.3.3 of the Agreement.

     "Warrant Subscription Agreement" has the meaning set forth in the recitals to the Agreement.

                                      37-

                                                                       EXHIBIT A
                                                                       ---------


                 FORM OF 15% SENIOR SUBORDINATED NOTE DUE 2010


                                SMTC CORPORATION

     THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. UPON WRITTEN REQUEST TO THE VICE PRESIDENT, FINANCE AND ADMINISTRATION, SMTC CORPORATION, 635 HOOD ROAD, MARKHAM, ONTARIO, CANADA L3R 4N6, INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WILL BE MADE AVAILABLE.

     THIS NOTE WAS ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED.

     THIS NOTE IS SUBORDINATED TO AND JUNIOR IN RIGHT OF PAYMENT TO PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS AS DEFINED IN THE SENIOR SUBORDINATED LOAN AGREEMENT DATED AS OF MAY __, 2000, AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME (THE "AGREEMENT") TO THE EXTENT, AND IN THE MANNER PROVIDED IN THE AGREEMENT.

$_________                                                        May __, 2000


     FOR VALUE RECEIVED, the undersigned SMTC Corporation, a Delaware corporation (the "Company"), hereby promises to pay to ______________________ or its registered assigns (the "Payee"), at 11:00 a.m. (New York time) on the Maturity Date (as defined in the Agreement), the principal sum of ______________________ United States Dollars (US $_________) or such lesser principal amount thereof as may remain outstanding, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding at a rate or rates per annum, and payable on such dates, as determined pursuant to the terms of the Agreement, through the issuance to the Payee of additional notes substantially in the form attached hereto as Exhibit A-1 (the "Interest Notes"), each such Interest Note having a stated principal amount equal to the amount of interest due and payable to the Payee on such interest payment date and each such Interest Note to be delivered to the Payee as specified in the Agreement.

     The Company promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Agreement.

     The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, other than as expressly required by the Agreement. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     Prior to any transfer of this Note, all payments and prepayments of the principal hereof shall be endorsed by the holder on the schedule attached hereto or any continuation thereof; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligations of the Company to make payments of principal and interest in accordance with the terms of this Note and the Agreement.

     This Note and all obligations of the Company hereunder are subordinated to and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Agreement) on the terms and subject to the provisions set forth in the Agreement.

     This Note is one of the PIK Notes referred to in the Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and prepayment premiums thereon and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.

                         SMTC CORPORATION



                         By:_______________________________
                              Name:
                              Title:

                                                                     EXHIBIT A-1
                                                                     -----------


                 FORM OF 15% SENIOR SUBORDINATED NOTE DUE 2010

                                SMTC CORPORATION

     THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. UPON WRITTEN REQUEST TO THE VICE PRESIDENT, FINANCE AND ADMINISTRATION, SMTC CORPORATION, 635 HOOD ROAD, MARKHAM, ONTARIO, CANADA L3R 4N6, INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WILL BE MADE AVAILABLE.

     THIS NOTE WAS ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED.

     THIS NOTE IS SUBORDINATED TO AND JUNIOR IN RIGHT OF PAYMENT TO PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS AS DEFINED IN THE SENIOR SUBORDINATED LOAN AGREEMENT DATED AS OF MAY __, 2000 AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME (THE "AGREEMENT") TO THE EXTENT, AND IN THE MANNER PROVIDED IN THE AGREEMENT.

$_________                                                        May __, 2000


     FOR VALUE RECEIVED, the undersigned SMTC Corporation, a Delaware corporation (the "Company"), hereby promises to pay to _____________________ or its registered assigns (the "Payee"), at 11:00 a.m. (New York time) on the Maturity Date (as defined in the Agreement), the principal sum of ______________________ United States Dollars (US $_________) or such lesser principal amount thereof as may remain outstanding in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding at a rate or rates per annum and payable on such dates as determined pursuant to the terms of the Agreement through the issuance to the Payee of additional Interest Notes substantially in the form hereof, each such Interest Note having a stated principal amount equal to the amount of interest due and payable to the Payee on such interest payment date and each such Interest Note to be delivered to the Payee as specified in the Agreement.

                                     A-1-1

     The Company promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Agreement.

     The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, other than as expressly required by the Agreement. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     Prior to any transfer of this Note, all payments and prepayments of the principal hereof shall be endorsed by the holder on the schedule attached hereto or any continuation thereof; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligations of the Company to make payments of principal and interest in accordance with the terms of this Note and the Agreement.

     This Note and all obligations of the Company hereunder are subordinated to and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Agreement) on the terms and subject to the provisions set forth in the Agreement.

     This Note is one of the Interest Notes referred to in the Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and prepayment premiums thereon and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.

                         SMTC CORPORATION


                         By:_______________________________
                              Name:
                              Title:


                                     A-1-2